As filed with the Securities and Exchange Commission on July 27, 2009
Registration No. 33-33854

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CSX CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Virginia	62-1051971
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of Principal Executive Offices)	(Zip Code)
Savings Plan for Employees of Inland Tugs and Mac Towing, Division of American
Commercial Barge Line Company, and Louisiana Dock Company, Division of American
Commercial Marine Service Company
(Full Title of the Plan)
Ellen M. Fitzsimmons, Esq.
Senior Vice President-Law
General Counsel and Corporate Secretary
CSX Corporation
500 Water Street
Jacksonville, Florida 32202
(Name and Address of Agent for Service)
904-359-7611
(Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Steven Kaplan, Esq.
Arnold & Porter LLP
555 Twelfth Street, NW
Washington, DC 20004
(202) 942-5998
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES
     Pursuant to Registration Statements on Form S-8 (File Nos. 33-33854 and 33-25537) under the Securities Act of 1933, as amended, CSX Corporation (the “Corporation”) registered for sale to eligible employees pursuant to the Savings Plan for Employees of Inland Tugs and Mac Towing, Division of American Commercial Barge Line Company, and Louisiana Dock Company, Division of American Commercial Marine Service Company (the “Plan”) shares of the Corporation’s Common Stock and interests of participation in the plan. The Plan has terminated. Accordingly, all of the securities registered for sale under the Plan that remain unsold are hereby deregistered pursuant to the Corporation’s undertakings in the Registration Statements identified above.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on July 25, 2009.

CSX CORPORATION
Date: July 25, 2009	By:	/s/ Carolyn T. Sizemore
Carolyn T. Sizemore, Vice President and Controller (Duly Authorized Representative)

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on July 24, 2009.

Signature	Title

/s/ Michael J. Ward	Chairman, President, Chief Executive Officer and Director

Michael J. Ward	(Principal Executive Officer)

/s/ Oscar Munoz	Executive Vice President and Chief Financial Officer

Oscar Munoz	(Principal Financial Officer)

/s/ Carolyn T. Sizemore	Vice President and Controller

Carolyn T. Sizemore	(Principal Accounting Officer)

/s/ Alexandre Behring	Director

Alexandre Behring

/s/ John B. Breaux	Director

John B. Breaux

/s/ Steven T. Halverson	Director

Steven T. Halverson

/s/ Edward J. Kelly, III	Director

Edward J. Kelly, III

/s/ Gilbert Lamphere	Director

Gilbert Lamphere

Signature	Title

/s/ John D. McPherson	Director

John D. McPherson

/s/ Timothy O’Toole	Director

Timothy O’Toole

/s/ David M. Ratcliffe	Director

David M. Ratcliffe

/s/ Donald J. Shepard	Director

Donald J. Shepard

* By:	/s/ Ellen M. Fitzsimmons Ellen M. Fitzsimmons
Attorney-in-fact

INDEX OF EXHIBITS

24.1	Powers of Attorney (filed herewith)